Exhibit 10.1

Notice of Grant of Stock Options	DYAX CORP.
and Option Agreement	ID: 04-3053198
55 Network Drive
Burlington, MA 01803

<Name>	Option Number:	<Option Number>
<Address>	Plan:	1995
	ID:	<ID Number>

Effective   (the “Date of Grant”), you have been granted an Incentive Stock Option (the “Option”) to buy     shares of DYAX CORP. (the “Company”) stock at $           per share, which is the closing price of the Company’s Common Stock on the Date of Grant.

The total option price of the shares granted is $               .

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan, as amended, and the Option Agreement, all of which are attached and made a part of this document.

DYAX CORP.	Date:

Signature:	Date

DYAX CORP 1995 EQUITY INCENTIVE PLAN
Incentive Stock Option Terms And Conditions
(2015 Form)

                1.  Option Price.  The price to be paid for each share of Common Stock upon exercise of the whole or any part of this Option shall be the amount set forth as the Option Price on the face of this Certificate, which is not less than 100% of the fair market value of a share of Common Stock of the Company on the Date of Grant.

                2.  Exercisability Schedule.  This Option may be exercised with respect to the aggregate number of shares set forth in the Exercisability Schedule on the face of this Certificate at any time after the dates specified in such schedule, provided, however, that this Option may not be exercised as to any shares after the expiration of ten (10) years from the Date of Grant.

                3.  Method of Exercise.  This Option may be exercised at any time and from time to time, subject to the limitation of Section 2 above, up to the aggregate number of shares specified herein, but in no event for the purchase of other than full shares.  To exercise this Option, written notice of exercise shall be delivered to the Company specifying the number of shares with respect to which the Option is being exercised accompanied by payment of the Option Price for such shares in cash, by personal or certified check or in such other form, including shares of Common Stock of the Company valued at their fair market value on the date of delivery, as the Committee may approve.  If the Company determines that the notice of exercise and payment are in order (which in the case of payment by personal check may include the clearing of funds for payment), the Company will promptly proceed to have prepared and delivered to the Optionholder a certificate for the number of shares with respect to which the Option is being exercised.

                4.  Exercise of Option After Termination of Employment.  If the Optionholder's employment with (i) the Company, (ii) a parent or subsidiary corporation of the Company, is terminated for any reason otherwise than by his death or disability (within the meaning of section 22(e)(3) of the Code), the Optionholder may exercise the rights which were available to the Optionholder at the time of such termination only within three (3) months from the date of termination.  If the Optionholder's employment is terminated for reason of disability, such rights may be exercised within twelve (12) months from the date of termination.  Upon the death of the Optionholder, those entitled to do so by the Optionholder's will or the laws of descent and distribution shall have the right, at any time within twelve (12) months after the date of death, to exercise in whole or in part any rights which were available to the Optionholder at the time of his death.  This Option shall terminate, and no rights hereunder may be exercised, after the expiration of the applicable exercise period.  Notwithstanding the foregoing provisions of this Section 4, no rights under this Option  be exercised after the expiration of ten (10) years from the Date of Grant.

                5.  Rights as a Stockholder.  The Optionholder shall not be deemed, for any purpose, to have any rights whatever in respect of shares to which the Option shall not have been exercised and payment made as aforesaid.  The Optionholder shall not be deemed to have any rights to continued employment by the Company by virtue of the grant of this Option.

                6.  Recapitalizations, Mergers, Etc. In the event of any stock dividend, split up, combination or reclassification of shares, recapitalization or other similar capital change affecting the Common Stock of the Company, the provisions of section 5(b) of the Plan shall apply.

In the event of a Change in Control, consolidation or merger of the Company with another corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, the Optionholder shall be entitled to receive upon exercise and payment in accordance with the terms of this Option the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under this Option, or if another corporation shall be the survivor, such corporation shall substitute therefor substantially equivalent shares, securities or property of such other corporation; provided, however, that in lieu of the foregoing the Committee may upon written notice to the Optionholder provide that this Option shall terminate on a date not less than twenty (20) days after the date of such notice unless theretofore exercised. In connection with such notice, the Committee shall accelerate or waive any deferred exercise period and shall allow the Optionholder to conditionally exercise any unvested Options that would vest immediately prior to the Change in Control, conditioned on the occurrence of such Change in Control.

In the event of a Change in Control, if an outstanding Option hereunder shall continue as an Option or is assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation, then if the Company, the successor corporation or a parent or subsidiary of the successor corporation terminates the Optionholder’s employment other than for Cause, Disability or death within twelve (12) months following a Change in Control, then any Options, including as assumed or substituted, held by the Optionholder on the date of termination that are unvested as of such date of termination shall become immediately exercisable.

                7.  Option Not Transferable.  This Option is not transferable by the Optionholder otherwise than by will or the laws of descent and distribution, and is exercisable, during the Optionholder's lifetime, only by the Optionholder.

                8.  Compliance with Securities Laws.  It shall be a condition to the Optionholder's right to purchase shares of Common Stock hereunder that the Company may, in its discretion, require (a) that the shares of Common Stock reserved for issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange on which the Company's Common Stock may then be listed, (b) that either (i) a registration statement under the Securities Act of 1933, as amended, with respect to said shares shall be in effect, or (ii) in the opinion of counsel for the Company the proposed purchase shall be exempt from registration under said Act and the Optionholder shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall deem necessary to comply with any law, rule or regulation applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionholder, or both.  The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company shall deem necessary to comply with any applicable law, rule or regulation.

                9.  Payment of Taxes.  Any exercise of this Option is conditioned upon the payment, if the Company so requests, by the Optionholder or his heirs by will or by the laws of descent and distribution, of all state and federal taxes imposed upon the exercise of this Option and the issue to the Optionholder of the shares of Common Stock covered hereby.  In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including retention of shares being purchased by the Optionholder, valued at their fair market value on the date of delivery.  The Company may to the extent permitted by law deduct any such tax obligations from any payment of any kind otherwise due to the Optionholder.

                10.  Notice of Sale of Shares Required.  The Optionholder agrees to notify the Company in writing within thirty (30) days of the disposition of one or more shares of stock purchased upon exercise of this Option if such disposition occurs within two (2) years of the Date of Grant or within one (1) year after such purchase.

                11. Plan Incorporated by Reference.  This Option is issued pursuant to the terms of the Plan and may be amended as provided in the Plan.  This Certificate does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference.  Capitalized terms used and not otherwise defined herein have the meanings given to them in the Plan.  The Committee administers the Plan and its determinations regarding the operation of the Plan are final and binding.  A copy of the Plan may be obtained upon written request without charge from the Chief Financial Officer of the Company.

12. Certain Definitions. Capitalized terms that are not defined in the Plan or herein shall have the meanings set forth below:

"Cause" shall mean:

(a) the willful and continued failure by the optionholder to perform his or her duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), as determined by the Company; or

(b) any act of material misconduct (including insubordination) or the commission of any act of dishonesty or moral turpitude in connection with the optionholder’s employment, as determined by the Company; or

(c) the optionholder/participant’s conviction or plea of nolo contendere of a felony or a crime involving moral turpitude.

"Change in Control" shall mean an event or occurrence set forth in any one or more of subsections (a) through (d) below:

(a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly (other than as a result of acquisitions of such securities from the Company), of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors;

(b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be, for purposes of this Agreement, considered to be a member of the Incumbent Board;

(c) the consummation of a merger, share exchange or consolidation of the Company or any subsidiary of the Company with any other entity (each a "Business Combination"), other than (A) a Business Combination that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) beneficial ownership, directly or indirectly, of a majority of the combined voting power of the Company or the surviving entity (including any person that, as a result of such transaction, owns all or substantially all of the Company's assets either directly or through one or more subsidiaries) outstanding immediately after such Business Combination or (B) a merger, share exchange or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above) is or becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

(d) the stockholders of the Company approve (A) a plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets but excluding a sale or spin-off of a product line, business unit or line of business of the Company if the remaining business is significant as determined by the Company's board of directors in its sole discretion.

"Disability" shall mean the Optionholder shall have been deemed "disabled" by the institution appointed by the Company to administer the Company's Long-Term Disability Plan (or successor plan).

Adopted 7/21/15